Exhibit 10.13

LEASE AGREEMENT

THIS LEASE AGREEMENT (“Lease”) is made this 27th day of February, 2016, by and between. 1830 CHARLES STREET LLC, a Maryland limited liability company (“Landlord”) and ZEROFOX, INC., a Maryland corporation (“Tenant”).

WITNESSETH, that for good and valuable consideration, Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, the land, together with the office building and improvements thereon, including the rooftop deck (the “Building”), located at 1834 S. Charles Street, Baltimore, Maryland, as more particularly described on Exhibit A, attached hereto (the “Premises”), in accordance with the following terms and conditions:

ARTICLE I - TERM

§1.01

Length. This Lease shall be for a term (as the same may be extended pursuant to the terms hereof, the “Term”) which begins five (5) business days after the later of (a) the first date on which the Initial Improvements (as hereinafter defined) to the Premises described in §3.01 below are substantially complete (the “Commencement Date”), the target of which is March 1, 2016 (the “Target Date”), and (b) the date on which Landlord delivers to Tenant a subordination, non-disturbance and attornment agreement executed by PeoplesBank, a Codorus Valley Company (the “Bank”), pursuant to which the Bank consents to this Lease and agrees to honor this Lease and to not disturb Tenant in Tenant’s possession of the Premises except upon an Event of Default (hereinafter defined). The Term shall expire on that date which is two (2) years after such Commencement Date (the “Expiration Date”). If Landlord fails to achieve substantial completion of the Initial Improvements in the Premises then, so long as such failure is not attributable to tenant delays, Tenant’s obligation for the payment of Rent (as hereinafter defined) shall be deferred on a day-for-day basis until such time as Landlord so achieves substantial completion of the Initial Improvements in the Premises. “Substantial Completion” shall mean full completion of the Initial Improvements such that (i) Tenant can use the Premises for its intended purposes without interference with Tenant’s conduct of its ordinary business activities therein and (ii) only minor and insubstantial punch list items of construction remain to be performed. In addition, if Landlord fails to so achieve substantial completion of the Initial Improvements in the Premises by the Target Date, then, so long as such failure is not attributable to Tenant delays, Tenant shall be entitled to an additional abatement of Rent payable hereunder equal to one (1) day for each day from and after the Target Date during which Landlord fails to so achieve substantial completion of the Initial Improvements as aforesaid.

§1.02

Surrender. Tenant shall at the expiration of the Term or any earlier termination of this Lease: (a) promptly surrender to Landlord possession of the Premises, including any fixtures or other improvements which under the provisions of this Lease are property of Landlord, all in good order and repair (ordinary wear and tear excepted) and broom clean; (b) remove from the Premises Tenant’s signs, goods and effects and any machinery, trade fixtures and equipment used in conducting Tenant’s trade or business and not owned by Landlord, as well as remove from the Premises any non-permanent cables, lines and wiring related to Tenant’s systems from the ceilings, floors and building risers; and (c) repair any damage to the Premises caused by such removal. Tenant shall, at Tenant’s expense, restore the Premises to their original condition as of the Commencement Date, excepting ordinary wear and tear and alternations to which Landlord has consented.

§1.03

Holding Over. If Tenant continues to occupy the Premises beyond the Expiration Date or any earlier termination of this Lease, a tenancy from month-to-month shall arise at the then monthly rent and such occupancy shall be subject to all of the same terms and conditions as are contained in this Lease. A 5% annual increase in rent will be applied to the monthly rent during a period of holding over.

§1.05

Remedies. Notwithstanding anything in this Lease to the contrary, if for any reason other than delays that are caused by Tenant and that adversely affect the Commencement Date, Landlord has not completed the Initial Improvements and delivered actual possession of the Premises to Tenant on or before June 30, 2016, Tenant may elect, as its sole remedy, to terminate this Lease pursuant to this section. Tenant shall not be liable for any costs or expenses incurred by Landlord in connection with performing the Initial Improvements, making repairs, or otherwise in anticipation of this Lease, and this Lease shall come to an end with like force and effect as if it had not been executed, and all prepaid Rent and additional rent shall be repaid to Tenant.

§1.06

Extension Option. Provided that an Event of Default has not occurred and is continuing, Tenant shall have the option to extend the Term of this Lease with respect to all of the Premises for 3 additional 1 year periods (each, a “Renewal Term”) by giving written notice to Landlord no later than 120 days prior to the Expiration Date of the then-current Term. Each Renewal Term shall commence on the day after the Expiration Date of the then-current Term and shall terminate one year from the commencement date of the Renewal Term. All of the terms, covenants and conditions of this Lease shall continue in full force and effect during each Renewal Term, except that the Rent for each Renewal Term shall be as set forth in Section 2.01(c). Any termination, cancellation or surrender of the entire interest of Tenant under this Lease at any time during the Term hereof shall terminate any right of renewal of Tenant hereunder.

ARTICLE II - RENT

§2.01

Rent. Tenant shall pay a minimum annual rental in each one-year period during the Term hereof which shall be referred to hereinafter as “Rent.” Rent shall be calculated and increased for each such year as follows:

(a)

Rent for the first one-year period in the Lease Term shall be the sum of $380,100, payable in full in advance.

(b)

Rent for the second one-year period in the Lease Term shall be the sum of $390,000, payable in equal monthly installments of $32,500 each.

(c)

Rent for each Renewal Term shall increase by 2.75% over the annual rental for the prior lease year.

§2.02

When Due and Payable.

(a)

The Rent for each year starting in year 2 (or part thereof) during the Term shall be due and payable in 12 consecutive, equal monthly installments, in advance, on the first day of each calendar month during the Term, provided that the installment of Rent for the first full calendar month of the Term shall be due upon execution of this Lease. The Rent for the first year of the Lease shall be paid in full upon execution of the Lease. To any installment of Rent accruing hereunder and any other sum payable hereunder, if not paid within thirty (30) days of when due, shall be added a one-time late charge of five percent (5%) of the amount overdue.

(b)

Landlord shall have the right to apply any payment of Rent by Tenant to any amounts outstanding in any order in Landlord’s sole discretion. Acceptance by Landlord of any partial payment of Rent shall not be deemed a waiver or satisfaction of Tenant’s obligation to timely pay when due all remaining amounts of Rent hereunder, which shall remain due in their entirety according to the terms of this Lease.

(c)

All Rent, charges, fees and other amounts due hereunder, as and when the same become due and payable according to the terms hereof, shall be payable to Landlord in lawful money of the United States at the address of Landlord specified in this Lease or such other address designated in writing by Landlord, without notice or demand therefor and without any setoff, deduction, counterclaim, recoupment, abatement, or adjustment whatsoever. No payment by Tenant or receipt by Landlord of any lesser amount than the amount stipulated to be paid hereunder shall be deemed other than on account, and Landlord may accept any check or payment without prejudice to Landlord’s right to recover the balance due or to pursue any other remedy available to Landlord. Landlord shall have the right to apply any payment made by Tenant to the satisfaction of any debt or obligation of Tenant to Landlord according to Landlord’s sole discretion and notwithstanding any instructions of Tenant as to application of any such payment, whether such instructions be endorsed upon Tenant’s check or otherwise given. The acceptance by Landlord of a check or checks drawn by parties other than Tenant shall not affect Tenant’s liability hereunder, nor shall it be deemed an approval of any assignment of this Lease by Tenant. Landlord shall not be required to accept the check of any person other than the Tenant. Tenant shall assume the risk of lateness or failure of delivery of mails, and no lateness or failure of mails excuses Tenant from its obligation to have made the payment in question required under this Lease.

§2.03

Proration. All items of Rent shall be prorated for any month during the Term which is not a full calendar month or in which two different rental rates are applicable.

§2.04

Security Deposit. Upon signing this Lease, Tenant shall deposit with Landlord the sum of $100,000, which shall be retained by Landlord as security for Tenant’s payment of Rent and performance of all of its other obligations under the provisions of this Lease. On the occurrence of an Event of Default (as defined herein), Landlord shall be entitled, at its sole discretion, to (i) apply any or all of such sum in payment of any Rent then due and unpaid, any expense incurred by Landlord in curing any such default, and/or any damages incurred by Landlord by reason of such default (including but not limited to attorneys’ fees), in which event Tenant shall immediately restore the amount so applied, and/or (ii) to retain any or all of such sum in liquidation of any or all damages suffered by Landlord by reason of such default. However, the foregoing shall not serve in any event to limit the rights, remedies and damages accruing to Landlord under Article XIV or any other provision of this Lease on account of default by Tenant. The security deposit shall not be applied to the last month’s installment of Rent; rather, upon the termination of this Lease, any of such security deposit then remaining shall be returned to Tenant. Such security deposit shall not bear interest while being held by Landlord hereunder.

ARTICLE III – INITIAL CONSTRUCTION

§3.01

Initial Improvements. Prior to the commencement of the Term, Landlord, at its sole cost and expense and to Tenant’s reasonable satisfaction, shall alter and fit up the Premises for occupancy by Tenant in accordance with Exhibit B (the “Initial Improvements”). All work to be done by Landlord, including any necessary remediation of Hazardous Materials (hereinafter defined) located on the Premises prior to the Commencement Date, shall be completed in a good workmanlike manner and in compliance with all applicable laws (including the Americans with Disabilities Act), rules, and regulations, and shall include delivery by Landlord to Tenant of a certificate of occupancy or other form of governmental authorization, if required by law, issued by the appropriate governmental entity, stating that the Premises may lawfully be occupied for the uses permitted by this Lease.

§3.02

Installation of Furnishings. Tenant and its agents and contractors shall have the right to enter the Premises prior to the Commencement Date for purposes of installing equipment and furnishings and to perform such other related activity in the Premises. The Commencement Date shall not be deemed to occur upon such entry unless Tenant begins commencing its normal business operations within the Premises.

ARTICLE IV - USE OF PREMISES

§4.01

Permitted Use. Tenant shall use the Premises for offices, sales, display, storage, service, repair, and use of Tenant’s products and equipment, engineering, education, and training of Tenant’s customers and employees, and all other uses incidental and related thereto and, without limitation, for other lawful business and commercial purposes. Tenant shall not exceed the floor load which is standard to the Building with equipment or other heavy objects. Landlord represents and warrants to Tenant that: (a) Landlord holds good and marketable fee title to the Premises and the right to make this Lease for the Term aforesaid; (b) Landlord has full power and authority to enter into this Lease and has obtained all consents and taken all actions necessary in connection therewith; (c) the provisions of this Lease do not conflict with or violate the provisions of existing agreements between Landlord and third parties; and (d) no other party has any possessory right to the Premises or has claimed the same and it will deliver actual possession of the Premises to Tenant free of all tenants and occupants, free of all liens other than the deed of trust lien of the Bank, and in accordance with the provisions of this Lease. By delivery of the Premises to Tenant, Landlord represents and warrants to Tenant that Landlord has completed all work to be performed by Landlord under this Lease in a good workmanlike manner.

§4.02

Compliance with Laws. Tenant shall, in the conduct of its business within the Premises, comply with any and all federal, state and local laws, ordinances and regulations, including but not limited to zoning laws and the Americans with Disabilities Act, applicable to the Premises or to Tenant’s use of the Premises.

ARTICLE V - INSURANCE/INDEMNIFICATION

§5.01

Insurance.

(a)

Landlord shall take out and maintain, at its own cost and expense, (i) commercial general liability for bodily injury and property damage with coverage limits not less than $1,000,000 per occurrence and not less than $2,000,000 in the annual aggregate; and (ii) insurance covering all perils causes of loss insurable under a “Causes of Loss - Special Form” policy, including, but not limited to, fire, boiler and machinery, and such other risks as are from time to time included in standard extended coverage endorsements, insuring in an amount, after completion of construction, of not less than 100% of the replacement cost of the Premises.

(b)

Tenant shall take out and maintain, at its own cost and expense, (i) commercial general liability for bodily injury and property damage with coverage limits not less than $1,000,000 per occurrence and not less than $2,000,000 in the annual aggregate; (ii) property insurance covering all Tenant’s personal property; and (iii) worker’s compensation insurance in such amounts as required by law. Landlord and Landlord’s Mortgagee shall be named as additional insureds on all of Tenant’s liability insurance policies.

§5.02

Waiver of Subrogation. Notwithstanding anything to the contrary in this Lease, Landlord and Tenant each waives all rights to recovery, claims or causes of action against the other and the other’s agents, trustees, officers, directors and employees on account of any loss or damage which may occur to the Premises, or to any personal property of such party to the extent such loss or damage is caused by a peril which is required to be insured against under this Lease, regardless of the cause or origin (including negligence of the other party). Each policy shall include a waiver of the insurer’s rights of subrogation against the party hereto who is not the insured under such policy.

§5.03

Indemnification by Tenant. Tenant hereby agrees to indemnify and hold Landlord and Landlord’s agents and advisors harmless from and against any cost, damage, claim, liability or expense (including attorney’s fees) incurred by or claimed against Landlord, directly or indirectly, as a result of or in any way arising from Tenant’s use and occupancy of the Premises or in any other manner which relates to the business of Tenant Furthermore, Tenant hereby releases and absolves Landlord from any liability for theft, damage or other loss, regardless of the cause or reason, in connection with any furniture, fixtures, machinery, equipment, inventory or other personal property of any kind belonging to Tenant or to any of its employees, agents, invitees or licensees.

§5.04

Indemnification by Landlord. Landlord hereby agrees to indemnify and hold Tenant and Tenant’s agents and advisors harmless from and against any cost, damage, claim, liability or expense (including attorney’s fees) incurred by or claimed against Tenant, directly or indirectly, as a result of or in any way arising from Landlord’s breach or default in its obligations hereunder or otherwise resulting from any negligent act or omission or willful misconduct of Landlord, or any of its employees, agents, officers, directors, members or partners.

§5.05

Application of Insurance Proceeds. Unless provided otherwise by a Mortgage (as defined in §12.01), Landlord hereby covenants that in the event of loss, damage, or destruction described in Article VIII and, as a consequence, Landlord is required by the operation of Article VIII to repair and restore the Premises, the proceeds which are payable under policies of insurance carried by Landlord shall first be applied to repair and reconstruct the Premises to the extent required by this Lease before such proceeds are applied in any other manner including, without limitation, the satisfaction of the principal debts secured by a mortgage or other lien instrument, or interest or penalties imposed thereon.

ARTICLE VI – ALTERATIONS TO PREMISES

§6.01

Tenant’s Fixtures and Alterations. Tenant may place partitions, trade or other fixtures (including lighting fixtures), personal property, machinery, equipment, and the like in the Premises and may make such improvements and alterations in the interior thereof as it may desire at its own expense (collectively, the “Fixtures”), except that any alterations to the structure or mechanical systems of the Building shall require Landlord’s consent. All Fixtures heretofore or hereafter made or installed by or for Tenant shall remain the property of Tenant. In case of damage or destruction thereto by fire or other causes, Tenant shall have the right to recover the value thereof as its own loss from any insurance company with which it has insured the same, or to claim an award in the event of condemnation, notwithstanding that any of the Fixtures might be considered a part of the Premises. Tenant may remove all or any of the Fixtures at any time during the Term or, at its option, Tenant may abandon the same, in whole or in part, to Landlord at the expiration or earlier termination of the Term by vacating the Premises without removing the same. In the event of the removal of the Fixtures or any of them, Tenant shall not be required to remove pipes, wires, and the like from the walls, ceilings, or floors, provided Tenant properly cuts, disconnects, and caps such pipes and wires and seals them off, if necessary, in a safe and lawful manner.

§6.02

Mechanics’ Liens. During the Term, Tenant shall discharge by payment, bond, or otherwise mechanics’ liens filed against the Premises for work, labor, services, or materials claimed to have been performed at or furnished to the Premises for or on behalf of Tenant, except when the mechanics’ liens are filed by a contractor, subcontractor, materialman, or laborer of Landlord, in which event Landlord shall discharge the liens by payment, bond, or otherwise. If any order or notice of violation is filed against the Premises, which is not on account of the actions of Tenant, its employees or invitees, or a demand is made by a third party for the sums due Landlord hereunder, Landlord shall comply with the order or notice to remove the violation or will contest the same and cause such order or notice to be vacated and will satisfy the demand within a reasonable time. Landlord shall, within ten (10) business days after receipt of a demand from Tenant, reimburse Tenant for all costs (including, without limitation, court costs and reasonable attorneys’ fees) incurred by Tenant in connection with such violation or demand. If any order or notice of violation is filed against the Premises on account of the actions of Tenant, its employees or invitees, or a demand is made by a third party for the sums due Tenant hereunder, Tenant shall comply with the order or notice to remove the violation or will contest the same and cause such order or notice to be vacated and will satisfy the demand within a reasonable time. Tenant shall, within ten (10) business days after receipt of a demand from Landlord, reimburse Landlord for all costs (including, without limitation, court costs and reasonable attorneys’ fees) incurred by Landlord in connection with such violation or demand.

§6.03

Removal of Goods and Tenant’s Repairs. At the expiration of the Term, Tenant will remove its goods and effects (except as Tenant’s elsewhere provided in this Lease) and will: (a) peaceably yield up to Landlord the Premises in good order and condition, excepting ordinary wear and tear, repairs required to be made by Landlord, or damage, destruction, or loss by fire or other casualty or by any other cause unless such damage, destruction, or loss is caused by the willful act or negligence of Tenant and is not covered by insurance carried or required by this Lease to be carried by Landlord; and (b) repair all damage to the Premises and the fixtures, appurtenances, and equipment of Landlord therein, and to the Building, caused by Tenant’s removal of its furniture, fixtures, equipment, machinery, and the like and the removal of any improvements or alterations.

§6.04

Signs. Tenant may not place any signs on the Land or the exterior of the Premises.

ARTICLE VII - UTILITIES & MAINTENANCE

§7.01

Utilities. Tenant shall be responsible for payment of all periodic charges for electricity and other utilities supplied to or used in connection with the Premises during the Term. Tenant shall pay such charges directly to the supplier. Landlord, at Landlord’s expense, shall be responsible for arranging directly with suppliers to provide the initial set-up and connection of any electricity, water, sewer, gas, trash or other services which are required by Tenant in its operations and metered to the Premises during the Term. If Landlord receives any invoices for utilities for which Tenant is responsible under the terms of this Lease, Landlord shall promptly forward such invoices to Tenant for payment.

§7.02

Operating Systems; HVAC System. Landlord shall, prior to the commencement of the Term, put the Premises and all facility service systems (including, without limitation, plumbing and electrical lines and equipment, heating, ventilating, and air conditioning (“HVAC”) systems, boilers, and elevators) in good repair and condition, and covenants and agrees that at the commencement of the Term, these systems will be in good electrical, mechanical, and operating condition reasonably acceptable to Tenant.

§7.03

Maintenance Obligations of Landlord. Landlord shall, at its sole cost and expense, perform or provide all maintenance and services and make all repairs and replacements to the Premises and facility service systems not specifically imposed upon Tenant by the provisions hereof or due to Tenant’s willful act or negligence. Without limiting the generality of the foregoing sentence or the following, Landlord shall maintain, repair, and replace, as necessary, and keep in good order, safe, and clean condition: (a) the plumbing, HVAC, electrical, and mechanical lines and equipment associated therewith, and elevators and boilers, all of which are located in or serve the Premises; broken or damaged glass (unless caused by the negligence or willful act of Tenant) and damage by vandals; (b) underground utility lines and transformers and interior and exterior structure of the Building, including the roof, exterior walls, bearing walls, support beams, foundation, columns, exterior doors and windows and lateral support to the Premises; (c) the interior walls, ceilings, floors, and floor coverings (including carpets and tiles) of the Premises; (d) the exterior improvements to the Premises, including the rooftop deck, ditches, shrubbery, landscaping, and fencing and (e) the entrances, corridors, doors, gates, and windows, loading dock, stairways and lavatory facilities and access ways therefor. Landlord shall be responsible for all snow and ice removal and salting, as appropriate, at the Premises.

§7.04

Maintenance by Tenant. During the Term, Tenant shall take good care of the Premises and Landlord’s fixtures and appurtenances therein. Tenant shall provide: (a) cleaning and janitorial services, including removal of refuse and rubbish and furnishing washroom supplies; and (b) replacement (but not initial provision or installation) of all necessary light bulbs, tubes, and ballasts reasonably accessibly by the Tenant. Landlord shall be responsible for the replacement of all remaining light bulbs, tubes and ballasts. Tenant shall keep the interior temperature of the Premises high enough to prevent freezing of water in pipes and fixtures. Tenant shall keep the Premises free of insects, rodents, vermin and other pests. Tenant shall be responsible for exterminating any such pests from the Premises.

§7.05

Compliance with Laws. During the Term, Tenant shall conform to all laws, rules, ordinances, orders, and regulations of any federal, state, and local authority that are applicable to the use and occupation of the Premises. Otherwise, Landlord shall, at its sole cost and expense, comply with all laws, rules, ordinances, orders, and regulations (including, without limitation, the Americans with Disabilities Act) and standards issued thereunder, which affect the Premises, facility systems, equipment, and improvements or which require repairs or alterations, changes, or additions thereto (and Landlord shall make such repairs or alterations, changes, or additions).

§7.06

Self-Help by Tenant. If emergency repairs, or replacements become necessary that by the terms hereof are the responsibility of Landlord, Tenant may make such repairs or replacements which, in the opinion of Tenant, are necessary for the preservation of the Premises, or of the safety or health of the occupants therein, or of Tenant’s property; provided, however, that Tenant shall first make a reasonable effort to inform Landlord before proceeding with such repairs or replacements. Landlord shall indemnify and save Tenant harmless from and against all liability, loss, or damage of any nature from the leakage of gas, water, steam, or sewerage on or into the Premises.

§7.07

Interruption. During any repairs, replacements, improvements or alterations that take place within the Premises, Landlord shall take reasonable steps to minimize the disruption. Notwithstanding the foregoing, in the event that any interruption or discontinuing of services which Landlord is obligated to provide (a) was within the control of Landlord to prevent, (b) continues beyond five (5) consecutive days after Landlord’s receipt of written notice thereof, (c) adversely affects Tenant’s ability to conduct business in the Premises, or any portion thereof, and (d) on account of such interruption or discontinuance, Tenant ceases doing business in all or any portion of the Premises, then in such instance, Rent shall thereafter abate proportionately (based on the portion of the Premises so affected) for so long as Tenant remains unable to conduct its business in the Premises, or such portion thereof, and such abatement shall continue until the date the Premises, or such portion thereof, become tenantable again. Landlord agrees to use best efforts to restore any such interrupted or discontinued service as soon as reasonably practicable, subject to force majeure, applicable laws, and tenant delays.

§7.08

Right of Entry. Landlord shall, upon at least twenty-four (24) hours’ prior notice to Tenant (except in the case of a bona fide emergency), have the right during normal business hours to inspect the Premises and show the same to prospective mortgagees and, at all times to make repairs or replacements as required by this Lease or as may be necessary; provided, however, that Landlord shall use all reasonable efforts not to disturb Tenant’s use and occupancy of the Premises.

§7.09

Taxes. Landlord shall pay when due and otherwise before the same shall be in default or carry interest or penalties for late payment, all real estate taxes, assessments, and other governmental charges which shall be levied or assessed or which become liens upon the Premises. Tenant may pay delinquent taxes, assessments, or other charges and make payments pursuant to, or cure any defaults in the terms of any mortgage or other lien instrument or encumbrance affecting the Premises; provided Tenant has notified Landlord of such delinquency or default and Landlord fails to cure the same within ten (10) business days after receipt of such notice and provided further that, in the reasonable opinion of Tenant, such failure by Landlord may jeopardize Tenant’s right of possession or interest in this Lease. Landlord shall, within ten (10) business days of the receipt of a demand from Tenant, reimburse Tenant for all costs (including, without limitation, court costs and reasonable attorneys’ fees) incurred by Tenant in exercising its rights hereunder.

ARTICLE VIII - CASUALTIES

§8.01

General. If the Premises are damaged by fire or other casualty during the Term, then the following shall apply:

(a)

Landlord shall restore the Premises with reasonable promptness, taking into account the time required by Landlord to effect a settlement with, and to procure any insurance proceeds from, any insurer against such casualty, to substantially the same condition as existed immediately before such casualty. Landlord may temporarily enter and possess any or all of the Premises for such purpose. Landlord shall not be obligated to repair, restore or replace any fixture, improvement, alteration, furniture or other property owned or installed by Tenant.

(b)

The times for commencement and completion of any such restoration shall be extended for the period of any delay arising due to force majeure causes beyond Landlord’s control. If Landlord undertakes to restore the Premises, but such restoration cannot be accomplished within 120 days after the date of casualty, as determined by estimate of Landlord upon such casualty, then Tenant may terminate this Lease by giving written notice thereof to Landlord within 30 days after receipt of such estimate from Landlord. If Landlord undertakes to restore the Premises, but fails to repair and restore the Premises and deliver the Premises to Tenant within 120 consecutive days from the date of the damage, then Tenant may terminate this Lease by giving written notice thereof to Landlord within 30 days after the expiration of such 120-day period. In the event Tenant elects to terminate this Lease pursuant to this §8.01 (b), this Lease and the Term hereof shall terminate on the date specified in the notice from Tenant and Rent shall be apportioned as of the date of the damage and all prepaid Rent and additional rent shall be repaid.

(c)

From the time of such casualty to the completion of restoration as described above, Tenant’s rental obligations shall be abated proportionately from that portion of the Premises which is rendered untenantable as a result of the casualty.

(d)

Notwithstanding anything to the contrary set forth in this Section, Landlord shall not be obligated to repair, restore, or reconstruct the Premises if any of the following conditions shall exist: (i) the holder of the deed of trust, security agreement or mortgage which encumbers the Premises elects not to permit the insurance proceeds payable upon the damage or destruction of the Premises to be used for repair, restoration, or reconstruction, or (ii) the damage or destruction is not fully covered by insurance maintained by Landlord or for Landlord’s benefit, plus the amount of any deductible or self-insured retention, or (iii) an event of default, or an event which with the passage of time or giving of notice would become an event of default, exists under this Lease, or (iv) Tenant has ceased doing business or vacated the Premises before the casualty. Upon the existence of any of the foregoing conditions, Landlord may terminate this Lease by delivering written notice to Tenant within one hundred twenty (120) days after the occurrence of the damage or destruction, whereupon Rent shall be apportioned as of the date of the damage and all prepaid Rent and additional rent shall be repaid.

ARTICLE IX - CONDEMNATION

§9.01

Condemnation. If at any time during the Term the entire Premises shall be taken for any public or quasi-public use, under any statute, or by right of eminent domain, except as provided in §9.03, this Lease shall terminate on the date of such taking and all prepaid Rent and additional rent shall be repaid to Tenant. If less than all of the Building shall be so taken, and in Tenant’s reasonable opinion the remaining part is insufficient for the conduct of Tenant’s business, Tenant may, by notice to Landlord within thirty (30) days after notice of such taking, terminate this Lease. If Tenant exercises its option to terminate this Lease, this Lease and the Term hereof shall end on the date of such taking and the Rent shall be apportioned and paid to the date of such taking, and all prepaid Rent and additional rent shall be repaid to Tenant.

§9.02

Partial Taking. If less than all of the Premises shall be taken and, in Tenant’s reasonable opinion communicated by notice to Landlord thirty (30) days after notice of such taking, Tenant is able to gain access to and continue the conduct of its business in the portion of the Premises not taken, this Lease shall remain unaffected, except that Tenant shall be entitled to a pro rata abatement of Rent based on the proportion which the area of the space so taken bears to the area of the space demised hereunder immediately prior to such taking.

§9.03

Temporary Taking. If the use and occupancy of the whole or any part of the Premises is temporarily taken for a public or quasi-public use for a period less than the balance of the Term, at Tenant’s option to be exercised in writing and delivered to Landlord not later than thirty (30) days after the date Tenant is notified of such taking, this Lease and the Term hereby granted shall terminate on the date specified in Tenant’s notice or shall continue in full force and effect. If this Lease remains in effect Tenant shall be entitled to a pro rata and/or proportionate abatement of Rent based on both (a) the proportion which the area of the space so taken bears to the area of the space demised hereunder immediately prior to such taking, and (b) the time of the taking, or, at its option, receive that portion of the award for such taking which represents compensation for the value of Tenant’s leasehold estate and the Term demised hereunder, in which case Tenant shall continue to pay in full the Rent when due. If Tenant elects to terminate this Lease, Rent shall be apportioned as of the date of such taking, and all prepaid Rent and additional rent shall be repaid to Tenant.

§9.04

Awards. Landlord shall be entitled to receive the entire award or awards in any condemnation proceeding without deduction therefrom for any estate vested in Tenant and Tenant shall receive no part of such award or awards from Landlord or in the proceedings except as otherwise expressly provided in this Section. Subject to the foregoing, Tenant hereby assigns to Landlord all of Tenant’s right, title, and interest in or to such award or awards or any part thereof.

§9.05

Award to Tenant. In the event of a taking hereunder, Tenant shall be entitled to receive out of the award or, if allowed by law, to appear, claim, prove, and receive in the condemnation proceeding: (a) the unamortized value over the Term of the improvements and alterations to the Premises, depreciated from the date of installation thereof to the date of taking, provided the same shall have been installed by or at Tenant’s expense but regardless of whether the improvements and alterations might be considered a part of the Premises or shall be or become the property of Landlord under the terms of this Lease; (b) the value of Tenant’s fixtures; (c) the cost of relocation; and (d) special awards or allowances provided by law to tenants in the event their rental space is taken by eminent domain.

§9.06

Restoration. If there is a taking hereunder and this Lease is continued, Landlord shall, at its expense, proceed with reasonable diligence to repair, alter, and restore the Premises as a complete architectural unit of substantially the same proportionate usefulness, design, and construction existing immediately prior to the date of taking, except that Landlord shall reconstruct the Premises in accordance with single line control drawings and specifications furnished by Tenant. Within sixty (60) days after completion of such repair and construction and delivery of the Premises to Tenant, Tenant shall pay Landlord a sum equal to the difference between (a) the cost incurred by Landlord to complete reconstruction of the Premises and (b) the cost that Landlord would have incurred had it been required to reconstruct the Premises in accordance with the preoccupancy construction drawings and specifications (as the improvements shown thereon have been altered during the Term) to the extent that such improvements, as altered, were paid for by Landlord.

§9.07

Condemnation Generally. Taking by condemnation or eminent domain hereunder shall include the exercise of any similar governmental power and any sale, transfer, or other disposition of the Building or land in lieu or under threat of condemnation.

ARTICLE X - ASSIGNMENT/SUBLETTING

§10.01

By Tenant. Tenant shall have the right to assign this Lease or further sublet all or any part of the Premises, subject to the consent of Landlord, which shall not be unreasonably withheld, conditioned or delayed, and the payment to Landlord of a $2,500 fee to defray the expenses incurred by Landlord in connection with the review, processing or preparation of any documentation in connection with an assignment or sublease. Notwithstanding the foregoing, Landlord shall be deemed to have unreasonably withheld its consent if the proposed assignee operates substantially the same business as Tenant and has a net worth equal to or greater than Tenant. Further notwithstanding the foregoing, Tenant shall have the right to sublet all or any portion of the Premises or assign Tenant’s interest in this Lease to: (a) a subsidiary, affiliate, parent or other entity to Tenant which controls, is controlled by, or is under common control with, Tenant; (b) a successor entity to Tenant resulting from merger, consolidation, non-bankruptcy reorganization, or government action; or (c) a purchaser of all or any significant portion of Tenant’s stock or assets (the foregoing hereinafter collectively known as a “Permitted Transferee”), without the consent of Landlord. Tenant shall, however, give notice to Landlord of an assignment or subletting to a Permitted Transferee at least ten (10) days prior to the effective date of such assignment or subletting. In the event Landlord consents to an assignment, then Tenant shall be released from this Lease. Without affecting any of its other obligations under this Lease, Tenant will pay Landlord as additional rent one-half of any sums or other economic consideration that (a) are received by Tenant as a result of an assignment or subletting, and (b) exceed in total the sums which Tenant is obligated to pay Landlord under this Lease (prorated to reflect obligations allocable to that portion of the Premises subject to such assignment or sublease).

§10.06

Landlord’s Transfers. Landlord shall have the unrestricted right to assign or transfer its interest in this Lease to purchasers of the Premises, to holders of mortgages or deeds of trust on the Premises, in which event Landlord shall be released from all duties, obligations and liabilities arising hereunder after the assignment or transfer becomes effective.

ARTICLE XI - RULES & REGULATIONS

§11.01

Landlord’s Rules. Landlord shall have the right to impose and subsequently modify, and Tenant shall abide by and observe, reasonable rules and regulations promulgated from time to time by Landlord for the operation, safety, security, and maintenance of the Premises; provided, however, that the same are in conformity with common practice and usage in similar Premises, are not inconsistent with the provisions of this Lease, and that Tenant receives a copy thereof

ARTICLE XII - MORTGAGE LENDERS

§12.01

Subordination. This Lease shall be subject and subordinate to the lien, operation and effect of all ground and underlying leases and any mortgage, deed of trust, and/or other similar instrument covering any or all of the Premises, and each renewal, modification or extension thereof (each of which referred to as a “Mortgage”), all automatically and without the necessity of any further action by either party hereto, provided, however, that in the event the beneficiary under any such Mortgage (referred to as a “Mortgagee”) succeeds to the interest of Landlord hereunder through foreclosure or otherwise, such Mortgagee shall honor this Lease and not disturb Tenant in its possession of the Premises except upon an Event of Default (defined in §14.01 below). In addition, Tenant shall attorn to any such Mortgagee and agrees that such Mortgagee shall not be liable to Tenant for any defaults by Landlord under this Lease or for any other event occurring prior to such Mortgagee’s succeeding to the interest of Landlord hereunder.

§12.02

Written Agreement. Tenant shall, within 7 days after request by Landlord or any Mortgagee, execute, acknowledge and deliver such further instrument as is requested by Landlord or any Mortgagee to acknowledge the rights of the parties described in §12.01 above and providing such other information and certifications as is reasonably requested. Any Mortgagee may at any time subordinate the lien of its Mortgage to the operation and effect of this Lease without obtaining Tenant’s consent thereto, in which event this Lease shall be deemed to be senior to such Mortgage without regard to their respective dates of execution, delivery and/or recordation among the land records of the jurisdiction in which the Premises is located.

§12.03

Estoppel Certificate. Tenant shall from time to time, within fifteen (15) business days after request by Landlord or any Mortgagee, execute, acknowledge and deliver to Landlord (or, at Landlord’s request, to any existing or prospective purchaser, assignee or Mortgagee) a written certification: (a) that this Lease is unmodified and in full force and effect (or, if there has been any modification, stating the nature of such modification); (b) as to the dates to which the Rent and other charges arising hereunder have been paid; (c) as to the amount of any prepaid Rent or any credit due to Tenant hereunder; and (d) as to whether, to the best knowledge of Tenant, Landlord or Tenant is then in default in performing any of its obligations -13- hereunder (and, if so, specifying the nature of each such default). Any such certificate may be relied upon by Landlord and any such other party to whom the certificate is directed.

ARTICLE XIII - ENVIRONMENTAL COVENANTS

§13.01

Prohibitions. Without Landlord’s express written consent, Tenant agrees that Tenant, its employees, licensees, invitees, agents and contractors shall not use, manufacture, release, store or dispose of any Hazardous Materials (defined herein) on, under or about the Premises or any other portion of the Property. For purposes of this Lease, the term “Hazardous Materials” shall mean any explosives, flammable substances, radioactive materials, asbestos in any form, paint containing lead, materials containing urea formaldehyde, polychlorinated biphenyls, oil or petroleum products or byproducts, or any other hazardous, toxic or dangerous substances, wastes or materials, whether having such characteristics in fact or defined as such under federal, state or local laws or regulations and any amendments thereto, including but not limited to (a) the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. §§ 9061 et seq., (b) the Hazardous Materials Transportation Act, 49 U.S.C. §§ 1802 et seq., (c) the Resources Conservation and Recovery Act, 42 U.S.C. §§ 6901 et seq., (d) the Toxic Substance Control Act of 1976, as amended, 15 U.S.C. §§ 2601 et seq., (e) the Federal Water Pollution Control Act, 33 U.S.C. §§ 1251 et seq., (f) the Clean Air Act, 42 U.S.C. §§ 7401 et seq., (g) the Superfund Amendments and Reauthorization Act, Public Law 99-499, 100 Stat. 1613, (h) the National Environmental Policy Act, 42 U.S.C. Section 4321, (i) the Safe Drinking Water Act, 42 U.S.C. Sections 300F, et seq., (j) the Environmental Protection Agency regulations pertaining to asbestos (including, without limitation, 40 C.F.R. Part 61, Subpart M), and (k) the Occupational Safety and Health Administration regulations pertaining to asbestos, including without limitation 29 C.F.R. Sections 1910.1001 and 1926.1101.

§13.02

Inspection. Landlord, in addition to its other rights under this Lease, may enter upon the Premises at any time for the purposes of inspecting to determine whether the Premises or the environment have become contaminated with Hazardous Materials. In the event Landlord discovers the existence of any such Hazardous Materials due to fault or other act of Tenant or its agents, employees, invitees or licensees, Tenant shall reimburse Landlord upon demand for the costs of such inspection, sampling and analysis.

§13.03       Indemnification. Without limiting the above, Tenant shall indemnify and hold harmless Landlord and Landlord’s successors and assigns, officers, directors, shareholder, members, partners and employees (collectively, “Indemnified Parties”) from and against any and all claims, losses, liabilities, damages, costs and expenses, including without limitation attorneys’ fees and the costs of any required or necessary repair, cleanup or detoxification, arising out of or in any way connected with the existence, use, manufacture, storage or disposal of Hazardous Materials by Tenant or its employees, agents, invitees, licensees or contractors on, under or about the Premises, the Building or the Property. The indemnity obligations of Tenant under this clause shall survive any termination of this Lease. The foregoing indemnity shall survive any assignment or other transfer by any or all of the Indemnified Parties of their respective interests in the Premises and shall remain in full force and effect regardless of whether the liabilities and costs are incurred by the Indemnified Parties in question before or after termination of the Lease.

ARTICLE XIV - DEFAULT AND REMEDIES

§14.01

Defaults. As used in the provisions of this Lease, each of the following events shall constitute, and is hereinafter referred to as, an “Event of Default”:

(a)

If Tenant fails to (1) pay any Rent or any other sum which it is obligated to pay by any provision of this Lease, when and as due and payable hereunder, or (2) perform any of its other obligations under the provisions of this Lease; or

(b)

If Tenant (1) applies for or consents to the appointment of a receiver, trustee or liquidator of Tenant or of all or a substantial part of its assets, (2) is subject to a petition in bankruptcy or admits in writing its inability to pay its debts as they come due, (3) makes an assignment for the benefit of its creditors, (4) files a petition or an answer seeking a reorganization or an arrangement with creditors, or seeks to take advantage of any insolvency law, (5) performs any other act of bankruptcy, or (6) files an answer admitting the material allegations of a petition filed against Tenant in any bankruptcy, reorganization or insolvency proceeding.

§14.02

Grace Period. Anything contained in the provisions of this article to the contrary notwithstanding, on the occurrence of an Event of Default, Landlord shall not exercise any right or remedy which it holds under any provision of this Lease or applicable law unless and until:

(a)

Landlord has given written notice thereof to Tenant, and

(b)

Tenant has failed, (1) if such Event of Default consists of a failure to pay money, to pay all of such money within 5 business days after such notice, or (2) if such Event of Default consists of something other than a failure to pay money, to fully cure such Event of Default within 30 days after such notice or, if such Event of Default cannot be cured within 30 days and Tenant commences to cure same within 30 days, and thereafter proceeds diligently to effect such cure.

§14.03

Remedies. Upon the occurrence of any Event of Default, Landlord may (subject to §14.02 above) take any or all of the following actions:

(a)

Perform on behalf of and at the expense of Tenant any obligation of Tenant under this Lease which Tenant has failed to perform the total cost of which incurred by Landlord shall be deemed Rent and shall be payable by Tenant to Landlord upon demand;

(b)

With or without terminating this Lease and the tenancy created hereby, reenter the Premises with or without court action or summary proceedings, remove Tenant, secure the Premises against unauthorized entry, and allow Tenant supervised access to the Premises to remove those items belonging to Tenant which are not the subject of a security interest by Landlord, all without resort to legal process and without Landlord being deemed guilty of trespass or becoming liable for any loss or damage occasioned thereby;

(c)

With or without terminating this Lease, and from time to time, make such improvements, alterations and repairs as may be necessary in order to relet the Premises, and relet the Premises or any part thereof upon such term or terms (which may be for a term extending beyond the term of this Lease) at such rental or rentals and upon such other terms and conditions (which may include concessions, free rent and/or improvements) as Landlord in its sole discretion may deem advisable; and, upon each such reletting, all rentals received by Landlord shall be applied, first, to the payment of any indebtedness other than Rent due hereunder from Tenant to Landlord, second, to the payment of all costs and expenses of such reletting (including but not limited to brokerage fees, attorneys’ fees and costs of improvements, alterations and repairs), third, to the payment of all Rent due and unpaid hereunder, and the balance, if any, shall be held by Landlord and applied in payment of future rent as the same may become due and payable hereunder;

(d)

Enforce any provision of the Lease or any other agreement between the parties by injunction, temporary restraining order or other similar equitable remedy, to which Tenant hereby expressly consents and agrees; and/or

(e)

Exercise any other legal or equitable right or remedy which it may have by law or otherwise.

No reentry or taking possession of the Premises by Landlord shall be construed as an election on its part to terminate this Lease unless a written notice of such intention be given to Tenant or unless the termination thereof be decreed by a court of competent jurisdiction. Notwithstanding that Landlord may have re-leased the Premises without termination, Landlord may at any time thereafter elect to terminate this Lease for any previous default. If the Premises or any part thereof is re-leased, Landlord shall not be liable for, nor shall Tenant’s obligations hereunder be diminished by reason of, any failure by Landlord to relet the Premises or any failure by Landlord to collect any rent due upon such reletting. No action taken by Landlord under the provisions of this section shall operate as a waiver of any right which Landlord would otherwise have against Tenant for the Rent hereby reserved or otherwise, and Tenant shall at all times remain responsible to Landlord for any loss and/or damage suffered by Landlord by reason of any Event of Default.

§14.04

Damages. Upon any Event of Default, Tenant shall remain liable to Landlord for the following amounts: (a) any Rent of any kind whatsoever which may have become due with respect to the period in the Term which has already expired; (b) any rental abatements or other free-rent concessions extended to Tenant under the Lease; (c) all Rent which becomes due during the remainder of the Term; (d) all costs, fees and expenses incurred by Landlord in leasing the Premises to others from time to time, including but not limited to leasing commissions, construction and other build-out costs, design and permitting costs and the like; and (e) all costs, fees and expenses incurred by Landlord in pursuit of its remedies hereunder, including but not limited to attorneys’ fees and court costs. All such amounts shall be due and payable immediately upon demand by Landlord and shall bear interest at 18% per annum until paid. Furthermore, at Landlord’s option, Tenant shall be obligated to pay, in lieu of item (c) above in this §14.04, an amount (the “Substitute Amount”) which is equal to the present value of all Rent which would become due during the remainder of the Term, including all additional rent which shall be deemed to continue and increase over such remainder of the Term at the average rate of increase occurring over the then-expired portion of the Term, with such present value to be determined by discounting at an annual rate of interest which is equal to the bond-equivalent yield for the most recent auction of U.S. Treasury Bills with a 1 -year maturity. Provided that the Substitute Amount is actually paid in full to Landlord and the Premises are surrendered by Tenant, Landlord shall affirmatively list the Premises with its broker as available for lease (to the extent Landlord’s contract with such broker does not already apply to all vacant space at the Building), and Tenant shall receive a reduction and reimbursement of all such amounts which is equal to the amount of any rent actually received from others to whom the Premises may be rented during the remainder of the original Term. Tenant and Landlord acknowledge and agree that payment to Landlord of the foregoing Substitute Amount, together with the corresponding reduction by reimbursement to Tenant of any rent paid by substitute tenants, are a reasonable forecast of the actual damages which will be suffered by Landlord in case of an Event of Default by Tenant, which actual damages are otherwise difficult or impossible to ascertain, and therefore such payment and reimbursement together constitute liquidated damages and not a penalty. Any suit or action brought by Landlord to collect any such liquidated damages shall not in any manner prejudice any other rights or remedies of Landlord hereunder.

§14.05

Landlord’s Default. Landlord shall be deemed to be in default of this Lease if Landlord fails to make any payments to Tenant required under this Lease and such failure continues for thirty (30) days after written notice from Tenant to Landlord, or if Landlord shall be in default in the prompt and full performance of any other of its promises, covenants or agreements contained in this Lease and such default in performance continues for more than thirty (30) days after written notice thereof from Tenant to Landlord specifying the particulars of such default or breach of performance; provide, however, that if the default complained of, other than for the payment of monies, is of such a nature that the same cannot be rectified or cured within such thirty (30) day period, then such default shall be deemed to be rectified or cured if Landlord, within such thirty (30) day period, shall have commenced such cure and shall continue thereafter with due diligence to cause such cure to be completed. Upon any default of this Lease by Landlord, Tenant shall be entitled to: (a) withhold payment of Rent due and to accrue hereunder (to the extent necessary to cover the costs estimated by Tenant to cure such default) so long as Landlord remains in default; (b) cure such default and deduct expenses (including, without limitation, reasonable attorneys’ fees and court costs) incurred by Tenant therefor from the Rent due and to become due hereunder; (c) terminate this Lease and receive a refund of any prepaid Rent and additional rent; or (d) pursue any and all other remedies available to Tenant at law or in equity.

§ 14.06

Limitation of Landlord’s Liability. It is understood and agreed that Landlord is a Maryland limited liability company and that no member of the limited liability company, as it may now or hereafter be constituted, shall have any liability to Tenant or any person claiming under, by or through Tenant upon any action, claim, suit or demand brought pursuant to the terms and conditions of this Lease or arising out of the occupancy by Tenant of the Premises. If Landlord shall fail to perform any covenant, term or condition of this Lease upon Landlord’s part to be performed and, as a consequence of such default, Tenant shall recover a money judgment against Landlord, such judgment shall be satisfied only out of the proceeds of sale received upon the execution of such judgment and levy thereon against the rights, title and interest of Landlord in the Premises and out of rents or other income from the Premises receivable by Landlord or out of the consideration received by the Landlord from the sale or other disposition of all or any part of the Landlord’s right, title and interest in the Premises. In the event Landlord shall sell, transfer, assign or, in any other manner, dispose of its interest in the Premises which are the subject matter of this Lease, Landlord’s rights, obligations and covenants contained in this Lease shall thereupon cease and as to this Landlord, be no longer binding or effective.

§14.07

Exemption of Landlord from Liability. Subject to the application of Sections 5.04 and 7.06, Tenant hereby agrees that Landlord shall not be liable for injury to Tenant’s business or any loss of income therefrom or property of Tenant, Tenant’s employees, invitees, customers, or any other person in or about the Premises, nor shall Landlord be liable for injury to the person of Tenant, Tenant’s employees, agents or contractors, caused by or resulting from theft, criminal activity at the Premises, negligent security measures, bombings or bomb scares, or fire, or electricity. This provision shall not be construed to make Tenant responsible for loss, damage, liability or expense resulting from injuries (or death) to third parties to the extent caused by the negligence or misconduct of Landlord or Landlord’s officers, agents, or employees.

§14.08

Waiver of Jury Trial. All parties hereto, both Landlord and Tenant as principals and any guarantors, hereby release and waive any and all rights provided by law to a trial by jury in any court or other legal proceeding initiated to enforce the terms of this Lease, involving any such parties, or connected in any other manner with this Lease. Tenant further agrees that it shall not interpose any non-compulsory counterclaim(s) in a summary proceeding or in any action based on holdover or non-payment of Rent and/or any other sums, charges and expenses due hereunder.

ARTICLE XV - QUIET ENJOYMENT

§15.01

Covenant. Landlord hereby covenants that Tenant, on paying the Rent and performing the covenants set forth herein, shall peaceably and quietly hold and enjoy throughout the Term the Premises, subject to the terms of this Lease and to any Mortgage or agreements to which this Lease is subordinated.

ARTICLE XVI - NOTICES

§16.01

Notices. All notices and demands to be given by one party to the other party under this Lease shall be given in writing, mailed or delivered to Landlord or Tenant, as the case may be, at the following address:

If to Landlord:	1830 Charles Street LLC PO Box 27006 Baltimore, MD 21230 Attn: James C. Foster

With a copy to:	1830 Charles Street LLC c/o James Foster 651 Ponte Villas South Baltimore, MD 21230 Attn: James C. Foster_

If to Tenant: Prior to Commencement Date:	ZeroFox, Inc. 1111 Light Street, 3rd Floor Baltimore, Maryland 21230 Attn: Tim Bender, CFO

Following Commencement Date:	ZeroFox, Inc. 1834 S. Charles Street Baltimore, Maryland 21230 Attn: Tim Bender, CFO

In either case with a copy to:	Venable LLP 750 East Pratt Street Suite 900 Baltimore, Maryland 21202 Attn: Anthony Rosso, Esq.

or at such other address as either party may hereafter designate. Notices shall be delivered by hand or by United States certified or registered mail, postage prepaid, return receipt requested, or by a nationally recognized overnight air courier service. Notices shall be considered given upon the earlier to occur of actual receipt or upon delivery (if delivered by hand) or one (1) business day after depositing with a nationally recognized overnight courier, or three (3) business days after posting in the United States (certified or registered) mail.

ARTICLE XVII - GENERAL

§17.01

Parking. During the Term of this Lease, Landlord shall have no obligation to provide parking to Tenant Street level parking, not designated as Baltimore City residential areas, is available to employees of Tenant. Additional parking may be available in garages of adjacent or nearby residential and commercial buildings. Landlord may procure or assist in the procurement of additional parking. If Landlord procures additional parking for Tenant, the cost of such parking spaces shall be paid by Tenant to Landlord as additional rent at the same time Tenant pays its monthly Rent installments or directly to the provider of such additional parking as Landlord may direct.

§17.02

Entire Agreement. This Lease represents the entire agreement between the parties hereto as to the subject matter hereof and supersedes all prior written or oral negotiations, representations, warranties, statements or agreements between the parties hereto as to the same.

§17.03

Amendment. This Lease may be amended by and only by a written instrument executed and delivered by each party hereto.

§17.04

Applicable Law. This Lease shall be given effect and construed by application of the law of the state in which the Premises is located, without regard to conflicts of laws principles.

§17.05

Waiver. No waiver of any default of Tenant or Landlord shall be implied from any omission by the non-defaulting party to take any action on account of such default if such default persists or be repeated, and no express waiver shall affect any default other than the default specified in the express waiver and then only for the time and to the extent therein stated.

§17.06

Time of Essence. Time shall be of the essence of this Lease.

§17.07

Headings. The headings of the articles, subsections, paragraphs and subparagraphs hereof are provided herein only for convenience of reference and shall not be considered in construing their contents.

§17.08

Severability. No determination by any court, governmental body or otherwise that any provision of this lease or any amendment hereof is invalid or unenforceable in any instance shall affect the validity or enforceability of any other such provision or such provision in any circumstance not controlled by such determination. Each such provision shall be valid and enforceable to the fullest extent allowed by, and shall be construed wherever possible as being consistent with, applicable law.

§17.09

Successors and Assigns. This Lease shall be fully binding upon the parties hereto and each of their respective successors and assigns. Whenever two or more parties constitute Tenant, all such parties shall be jointly and severally liable for performing Tenant’s obligations hereunder.

§17.10

Commissions. Each party hereto hereby represents and warrants to the other that in connection with the leasing of the Premises hereunder, the party so representing and warranting has not dealt with any real estate broker, agent or finder. Each party hereto shall indemnify the other against any inaccuracy in such party’s representation.

§17.11

Recordation. This Lease may not be recorded among the land records or among any other public records, without the consent of both Landlord and Tenant.

§17.12

Authority. Landlord and Tenant each represent and warrant that the execution, delivery and performance of this Lease have been duly authorized by all required corporate, partnership or other action, and this Lease constitutes a valid and binding obligation of such party enforceable against such party in accordance with its terms.

§17.13

Exhibits. Each exhibit, addendum or other attachment hereto is hereby made a part of this Lease having the full force of all other provisions herein.

§17.14

Counterparts. This Lease may be executed in one or more counterparts, and by different parties hereto on separate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The parties acknowledge and agree that this Lease may be executed via facsimile (including computer-scanned or other electronic reproduction of the actual signatures) and that delivery of a facsimile signature by electronic or physical means shall be effective to the same extent as delivery of an original signature. This Lease shall not be binding and in effect until at least one counterpart, duly executed by Landlord and Tenant, has been delivered to each party hereto.

§17.15

Remedies. No remedy or election given by the provision in this Lease shall be deemed exclusive unless so indicated, but each shall, wherever possible, be cumulative in addition to all other remedies in law or equity which either party may have arising out of the default of the other party and failure to cure such default within the applicable grace period.

§17.16

Covenants Running with Land. Each provision hereof shall be deemed both a covenant and a condition running with the land.

§17.17

Acceptance of Premises. The acceptance of possession of the Premises by Tenant shall not be deemed a waiver of any of the obligations under this Lease to be performed by Landlord.

§17.18

Construction. This Lease shall be strictly construed neither against Landlord nor Tenant.

§17.19

No Leasehold Mortgage. Tenant shall not mortgage or encumber in any way its leasehold interest hereunder.

§17.20

No Waste. Tenant shall not commit or suffer to be committed any waste upon the Premises or any public or private nuisance.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, each party hereto has executed this Lease under seal on the day and year written first above.

LANDLORD:	1830 CHARLES STREET LLC, a Maryland limited liability company

/s/ Hillary Herlehy	By:	/s/ James Foster		(SEAL)
Witness		Name:	James Foster
		Title:	Managing Director

TENANT:	ZEROFAX, INC., a Maryland corporation

/s/ Hillary Herlehy	By:	/s/ TIM BENDER		(SEAL)
Witness		Name:	TIM BENDER
		Title:	C.F.O

Attachments

     EXHIBIT A – Description of Premises

EXHIBIT B – Initial Improvements

EXHIBIT A

Description of Premises

Renovated former Pabst Blue Ribbon brewery located at 1834 South Charles Street, Baltimore, Maryland. Premises include adjacent parking lot located to the north of the former brewery building and newly constructed office space incorporated into the existing structure.

EXHIBIT B

Initial Improvements

All improvements shown on the plans and specifications titled “100% CONSTRUCTION DOCUMENTS/ BID SET FOR: ZEROFOX – 1834 S. CHARLES STREET BALTIMORE, MD 21230” dated 10-31-14, Project Number 1414, prepared by UDG Architecture.